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                                                                   EXHIBIT 10.21





                             COOPERATION AGREEMENT

         THIS AGREEMENT, made the 16th day of January, 1997, between

WARTSILA DIESEL INTERNATIONAL LTD. OY, a company organized and existing under the laws of Finland, having its principal office at Pitkansillanranta 3A - PO Box 196, 00101 Helsinki, Finland,(hereinafter called "WD"), as the first party, and

HANOVER COMPRESSOR COMPANY, a company organized under the laws of the state of Delaware (hereinafter called "HCC")

                                                        as the second party, and

WARTSILA COMPRESSION SYSTEMS GMBH, a corporation organized and existing under the laws of Germany (hereinafter called "WCS")

                                                             as the third party.


         WHEREAS, WD has been and continues to be engaged in the business of, and has considerable experience in, the design, manufacturing, marketing, sales, and servicing of diesel and gas engines that are used as or for, among other things, main and auxiliary ship engines, land-based power plants, traction applications, and pump and compressor applications;

         WHEREAS, Wartsila Compression Systems GmbH ("WCS"), a corporation organized under the laws of Germany and wholly owned by WD, is in the business of engineering, developing, marketing, and selling gas compression systems driven by engines of varying sizes manufactured by WD or one or more of its affiliates, as well as performing maintenance services;

         WHEREAS, HCC has been and continues to be engaged in the business of providing gas rental and fabrication service and oil and natural gas production equipment essential to the production, processing and transportation of natural gas including the leasing, maintaining and operating of gas compressors the fabrication of such compressors and the fabrication of oil and gas production equipment;

         WHEREAS, on 11th of July, 1996, WD and HCC executed a Memorandum of Understanding, setting forth their intentions with respect to their commercial relationship regarding gas compression's systems driven by Wartsila Diesel engines; and

         WHEREAS, WD, WCS, and HCC each wish to memorialize such commercial relationship by this Cooperation Agreement;

         NOW THEREFORE, in consideration of the premises and covenants herein contained the parties hereto hereby agree as follows:
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1.               MISSION STATEMENT.

                 The objective of this Cooperation Agreement is to build a strong commercial relationship among WD, WCS, and HCC that will be devoted to engineering, development, marketing, and sale of gas compression systems driven by engines of varying sizes manufactured by WD or one or more of its affiliates as well as to the maintenance services for the above.

2.               COOPERATION.

2.1              GENERAL.

                 The parties to this Cooperation Agreement agree to use their reasonable best efforts to cooperate with one another to achieve the objective generally set forth in Article 1 hereinabove and described more particularly in the articles hereinbelow.

2.2              HCC PURCHASE OF WCS STOCK.

                 Upon execution of this Cooperation Agreement WD and HCC shall enter into (a) a stock purchase agreement (Appendix 1) pursuant to which WD shall sell 33% of its equity interest in WCS to HCC, which shall set forth the terms of such sale, and
                 (b) into a Shareholders Agreement (Appendix 2) which shall regulate the respective roles of WD and HCC in respect of the ownership and management of WCS.

2.3 Expect as provided in this Agreement or any other Agreement referred to herein each of the Parties shall have the right to pursue their own business activities whether or not such activities are competitive with any other Party. Notwithstanding the foregoing, during the term of the Distributorship Agreement and for a period of two years thereafter, neither WD nor WCS, nor any of their affiliates shall own an interest in an entity engaging in or engage themselves in the leasing of gas compressor packages in the "Territory" as a substantial business, as such term is defined in the Distributorship Agreement. However, the above shall not apply in the event HCC takes over WCS as a result of a deadlock pursuant to article 4.8 of the Shareholders Agreement.

2.4              TECHNICAL COOPERATION.

2.4.1            TECHNOLOGY AND DEVELOPMENT OF KNOW-HOW.

2.4.1.1          Development of standard gas compression drive packages.

2.4.1.1.1 Immediately upon execution of this Agreement, WD, WCS and HCC shall jointly take such steps as reasonably necessary to develop and engineer standard gas compression drive
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                 packages for use with the following WD engines: W25SG, W28SG,
                 W34SG, W180SG and W220SG.

2.4.1.1.2 The intent of this article is to enable WCS to minimize engineering and development costs by pre- engineering and pre-developing packaged gas compression drive systems for use with the aforementioned standard-sized WD engines.

2.4.1.1.3 In the event the financial resources of WCS are or become insufficient to effectuate the purposes of this Articles, WD and HCC may agree to contribute additional capital, that may be necessary to accomplish the purposes of this article. Such additional contributions shall be in direct proportion to the equity interests held by WD and HCC in WCS at the time of such additional contributions.

2.4.2            INTELLECTUAL PROPERTY RIGHTS.

2.4.2.1 The know-how required for all pre-engineered and pre-developed packages for gas compression drive systems shall be made available by WD and HCC for use by WCS without charge. Any know-how developed by WCS shall be the property of WCS, WD and HCC.

2.4.2.2 WCS shall have the exclusive right to apply for and obtain patents anywhere in the world for all inventions and innovations resulting from work or experimentation by WCS employees, provided that each of WD and HCC (and any of their affiliates) shall be granted the non-exclusive, perpetual, royalty-free licenses to use such patents.

2.4.2.3 All WD engines sold and/or distributed by or through WCS or HCC shall prominently display the engine name and the name, "Wartsila Diesel" and/or Wartsila or another name provided by WD on the exterior of such engines where such name(s) are readily visible.

2.4.3            TRAINING AND EDUCATION.

2.4.3.1 Within a reasonable time after execution of this Cooperation Agreement, and from time to time, and at such places or via such telecommunication systems as are mutually acceptable, the parties hereto shall conduct whatever educational seminars and training sessions that may be necessary to educate WCS and/or HCC processing technology for using low grade natural gas in gas compression systems.

2.4.3.2 Within a reasonable time after execution of this Cooperation Agreement, and from time to time, and at such places or via such telecommunication systems as are mutually acceptable, the parties hereto shall conduct whatever educational seminars and training sessions that may be necessary to educate WCS and/or HCC personnel
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                 about diesel/gas engine technology for gas compression
                 systems.

2.4.3.3 Within a reasonable time after execution of this Cooperation Agreement, and from time to time HCC shall prepare related written and/or audio-visual materials for the purpose of educating WCS and/or WD personnel about bidding tools, developing technical solutions and gas compression marketing materials.

2.4.4            TASK FORCE.

2.4.4.1 Within a reasonable time after execution of this Cooperation Agreement and at such places or via such communication systems as are mutually acceptable, WCS, WD and HCC shall form a task force for the purpose of discussing technical and developmental issues that may have arisen from the market in the previous year in connection with WCS's involvement in the gas compression drive business.

2.4.4.2 The first such task force shall meet within one year of the date of the execution of this Cooperation Agreement.

                 Subsequent annual task forces shall be formed when necessary upon the initiative of any of the parties hereto.

2.4.4.3 In addition to the annual task force meeting, the parties hereto expressly agree to participate in such other meetings as may become necessary, from time to time.

2.5              TOOLING AND INFORMATION.

2.5.1 After execution of this Cooperation Agreement, HCC shall prepare and provide WCS with all bidding tooling, related computer software, testing methods operation data, and other technical and/or engineering methods which WCS may reasonably need in the ordinary course of its business.

2.5.2 In accordance with the objectives of this Cooperation Agreement, the parties hereto agree that HCC shall provide WCS with such information, software programs, packaging know-how, and other data as WCS may reasonably need from time to time in the ordinary course of its business.

2.5.3 In accordance with the objectives of this Cooperation Agreement, the parties agree that WD shall provide WCS with such information, technical specifications and other data on its products as WCS may reasonably need from time to time in the ordinary course of its business.
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2.5.4            Parties shall also, upon WCS's request but at such times and at such places or via such telecommunication systems as are mutually convenient, conduct seminars and training sessions, and prepare related written and/or audio-visual materials, for the purpose of educating WCS personnel about such tooling, computer software, computer hardware, testing methods, and other technical, scientific, and/or engineering equipment.

2.6              MARKETING COOPERATION.

2.6.1            THE ROLE OF WCS.

2.6.1.1 The purpose of WCS shall be to engineer, develop, market and sell gas compression systems driven by electric motors and/or engines of varying sizes manufactured by WD or one or more of its affiliates as well as perform maintenance services.

2.6.1.2 WCS shall market, distribute and sell such gas compression systems under its own name or under a name of its choosing.

2.6.2            MARKETING INFORMATION.

2.6.2.1 Upon execution of this Cooperation Agreement, HCC and WD shall freely exchange, without cost to either party, marketing information relevant to the sale and distribution of WCS gas compression systems.

2.7              PERSONNEL EXCHANGE.

2.7.1 Upon execution of this Cooperation Agreement, HCC, WCS and WD shall establish and implement a personnel exchange program pursuant to which, (a) one or more HCC employees shall be tasked to visit, observe, and/or work at those certain facilities and/or offices of WCS, and (b) one or more WD or WCS employees shall be tasked to visit, observe, and/or work at those certain facilities and/or offices of HCC.

2.7.2 The duration, purpose, and agenda of each such personnel exchange shall be determined by mutual agreement of the parties. However, the parties hereto agree that (a) at least one WCS sales engineer shall be located at the offices of HCC in Houston, at the cost of WCS, and (b) at least one HCC technical expert shall be located at the offices of WCS in Brandenburg, Germany, at the cost of WCS.

2.7.3 No party shall hire or solicit for hire employees of any other party without such party's consent. This provision shall survive for two years after either of the parties
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                 has been bought out of WCS pursuant to article four or five the Shareholders Agreement.

2.8              DISTRIBUTION AGREEMENT.

2.8.1 Upon execution of the Cooperation Agreement, WCS and HCC shall enter into a Distribution Agreement (Appendix 3) (a) pursuant to which WCS shall grant to HCC the right to be the exclusive distributor of W25SG, W28SG, W34SG lean burn gas engines, and a non-exclusive distributor of W220SG and W180SG lean burn gas engines, for compression drive applications in North-America and South-America, with the exception of Canada, and (b) which shall set forth the terms and conditions of such distributorship arrangement.

                 WD agrees to be bound by articles 1.1 and 7.3 of the Distributorship Agreement as if W D were Grantor.

2.9              PILOT INSTALLATIONS.

2.9.1 The parties agree that WCS shall purchase and HCC shall commit to engineer, package, and put into operation (through HCC's rental fleet or by third-party purchasers), five pilot gas compression drive systems using Wartsila W25SG, W28SG, W34SG, W220SG, and W180SG lean burn gas engines, which pilot installations are intended to provide Initial operational and servicing experience. WD intends to but does not represent or warrant that it will put the aforementioned installations into service in the order in which such installations are described hereinabove. However, WD shall grant a warranty which is not less favorable than the warranty generally granted to other customers. The parties agree to cooperate and share technical knowledge for the co-development, engineering, and packaging of compression drive systems. The parties also agree to cooperate and share technical knowledge for the co-development of compression drive system production methodology or methodologies. The parties shall enter into a separate agreement regarding the pilot projects.

3.               SALES.

3.1              SALES BETWEEN THE PARTIES.

                 The parties shall enter into agreements for the purchase and sale of packaging components, engines and gas compression packages from time to time.

3.2              TERMS AND CONDITIONS OF SALES BETWEEN THE PARTIES.
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                 The sales agreement between the parties will be governed by the terms and conditions as per Appendix 4.

                 The sales of engines by WCS to HCC shall be governed also by the Distributorship Agreement referred into article 2.8.

4.               REPRESENTATIONS.

4.1              HCC REPRESENTATIONS.

                 HCC hereby represents and covenants that:

4.1.1 It has full authority and capacity to enter into this Co-operation Agreement and to execute all related documents;

4.1.2 Its certificate of incorporation, by-laws, and any other documents relating to its corporate governance or to financing do not restrict it or in any way prevent it from entering into this Co-operation Agreement;

4.1.3 Its Board of Directors has duly authorized the undersigned HCC officer(s) to execute this Co-operation Agreement on behalf of HCC so as to bind HCC to all terms and provisions of this Co-operation Agreement.

4.1.4 The representations set forth in this Article shall survive the expiration of this Co-operation Agreement.

4.2              WD REPRESENTATIONS.

                 WD hereby represents and covenants that:

4.2.1 It has the full authority and capacity to enter into this Co-operation Agreement and to execute all related documents;

4.2.2 Its certificate of incorporation, by-laws, and any other documents relating to its corporate governance or to financing do not restrict it or in any way prevent it from entering into this Co-operation Agreement;

4.2.3 Its Board of Directors has duly authorized the undersigned WD officer(s) to execute this Co-operation Agreement on behalf of WD so as to bind WD to all terms and provisions of this Co-operation Agreement.

4.2.4 The representations set forth in this Article shall survive the expiration of this Co-operation Agreement.

4.3              WCS REPRESENTATIONS.

WCS hereby represents and covenants that:
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4.3.1            It has the full authority and capacity to enter into this
                 Co-operation Agreement and to execute all related documents;

4.3.2 Its certificate of incorporation, by-laws, and any other documents relating to its corporate governance or to financing do not restrict or prevent it in any way from entering into this Co-operation Agreement.

4.3.3 The representations set forth in this Article shall survive the expiration of this Co-operation Agreement.

5.               SUCCESSORS AND ASSIGNS.

5.1 All of the provisions of this Co-operation Agreement shall apply in all respects to the successors and assigns of WD, WCS and HCC, respectively.

6.               NO THIRD-PARTY BENEFICIARIES.

6.1 There are no intended third-party beneficiaries of this Co-operation Agreement.

6.2 The only intended beneficiaries of this Co-operation Agreement are the parties hereto.

7.               ENTIRE AGREEMENT.

7.1 The entire agreement between the parties with respect to the subject matter hereof is set forth in (a) this Cooperation Agreement, and (b) the related agreements listed (Appendices 1-4) hereto, which agreements supersede any and all prior agreements, oral and written, negotiations, and proposed agreements.

7.2 No term, condition, or provision of this Co-operation Agreement may be modified, waived or changed in any way except in writing executed, with the same formalities hereof, by the party charged with such modification, waiver or change.

8.               GOVERNING LAW.

8.1 This Co-operation Agreement and the agreements listed in Appendices 1-4 hereto, and their interpretation and performance, shall be governed by the laws of Germany.

9.               NEGOTIATION OF DISPUTES AND DISAGREEMENTS.

9.1 If any dispute or disagreement arises out of, relating to, or in connection with the implementation or performance of this Co-operation Agreement, which the parties hereto have been unable to settle or agree upon within a period of thirty (30) days after the dispute or
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                 disagreement arises, each party shall nominate a senior
                 officer of its management to meet at a mutually agreed time and place not later than forty five (45) days after the dispute or disagreement has arisen to attempt in good faith to resolve such dispute or disagreement.

9.2 Should a resolution of such dispute not be obtained within fifteen (15) days after the meeting of such senior officers for such purpose, any party to this Co-operation Agreement may then by written notice to any other submit the dispute to arbitration in accordance with the provisions of Article 10 hereto.

9.3 The negotiations contemplated by this Article 9 are an absolute conditions precedent to the commencement of arbitration proceedings.

9.4 No arbitration may be commenced in connection with this Co-operation Agreement unless the negotiations contemplated by this Article 9 have been undertaken in a good faith attempt to settle the claim, dispute or controversy.

10.              ARBITRATION.

10.1 All claims, dispute and/or controversies arising out of, relating to, or in connection with this Co- operation Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") then in effect

10.2 There shall be three arbitrators, with each parties selecting one; the third arbitrator, who shall be the chairman of the panel, shall be selected by the two party-appointed arbitrators. The ICC shall be empowered to appoint any arbitrator not named in accordance with the procedure herein.

10.3             The award rendered by the arbitrators shall be final.

10.4 The costs and expenses of the arbitration (including reasonable attorney's fees) will be borne by the loosing party, unless the arbitrators determine that it would be manifestly unfair to honor this Agreement of the parties and determine a different allocation of costs.

10.5             The arbitration shall be conducted in the English language.

10.6             The place of arbitration shall be London, United Kingdom.

11.              NOTICES.
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11.1             Any notice pursuant to this Co-operation Agreement shall be in writing and either (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service with delivery receipt required and by regular mail; or (d) sent by confirmed facsimile transfer and by regular mail:

                 If to WD:        Wartsila Diesel International Ltd Oy
                                  Pitkansillanranta 3A - PO Box 196,
                                  00101 Helsinki, Finland

                 If to WCS:       Wartsila Compression Systems GmbH
                                  Saatwinkler Damm 44-46
                                  D-13627 Berlin

                 If to HCC:       Hanover Compressor Company
                                  12001 N. Houston Rosslyn
                                  Houston Texas 77086

                                  Copy to Rick Meller
                                  Two North LaSalle Street
                                  Chicago IL 60602
                                  fax (312) 269-1747

11.2 Any party may change its address or the person to be notified by a notice delivered in accordance with this Article.

11.3 Notices shall be effective when received by the party to whom addressed.

12.              EFFECTIVENESS.

                 This agreement and the appendices hereto shall become effective upon HCC's receipt of its lenders' and Board of Directors consents to the transactions contemplated hereby; provided however, that if such consents are not received by February 15, 1997, this agreement and the agreements attached hereto as appendices shall be of no force and effect.

13.              TERMINATION.

                 Articles 1 and 2 of this Agreement shall terminate at such time as either party no longer owns an interest in WCS; provided, however, that Article 2.3, the last sentence of
                 Article 2.4.2.1, the previous in article 2.4.2.2, the last sentence of article 2.8.1 shall survive any such termination.

14.              CAPTIONS.
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14.1             The Article headings used in this Co-operation Agreement are for convenience only. They have no substantive value and shall not affect the meaning or interpretation of this Cooperation Agreement.

WARTSILA DIESEL                                    WARTSILA COMPRESSION
INTERNATIONAL LTD OY,                              SYSTEMS GmbH,



By:                                                By:
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HANOVER COMPRESSOR
COMPANY,



By:
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